Boston Scientific Announces Results for Third Quarter 2024

Marlborough, Mass. (October 23, 2024) -- Boston Scientific Corporation (NYSE: BSX) generated net sales of $4.209 billion during the third quarter of 2024, growing 19.4 percent on a reported basis, 19.5 percent on an operational1 basis and 18.2 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP net income attributable to Boston Scientific common stockholders of $469 million or $0.32 per share (EPS), compared to $505 million or $0.34 per share a year ago, and achieved adjusted3 EPS of $0.63 for the period, compared to $0.50 a year ago.

"Our sustained high performance is a testament to the strength of our talented global team, differentiated portfolio and category leadership strategy,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. "We continue to gain momentum driven by our product pipeline, clinical evidence and commercial execution that position us well for the long term.”

Third quarter financial results and recent developments:

•Reported net sales of $4.209 billion, representing an increase of 19.4 percent on a reported basis, compared to the company's guidance range of 13 to 15 percent; 19.5 percent on an operational basis; and 18.2 percent on an organic basis, compared to the company's guidance range of 13 to 15 percent, all compared to the prior year period.

•Reported GAAP net income attributable to Boston Scientific common stockholders of $0.32 per share, compared to the company's guidance range of $0.36 to $0.38 per share, and achieved adjusted EPS of $0.63 per share, compared to the guidance range of $0.57 to $0.59 per share.

•Achieved the following net sales growth in each reportable segment, compared to the prior year period:
◦MedSurg: 10.3 percent reported, 10.4 percent operational and 7.7 percent organic
◦Cardiovascular: 25.0 percent reported, 25.1 percent operational and 24.6 percent organic

•Achieved the following net sales growth in each region, compared to the prior year period:
◦United States (U.S.): 23.5 percent reported and operational
◦Europe, Middle East and Africa (EMEA): 15.2 percent reported and 14.3 percent operational
◦Asia-Pacific (APAC): 12.1 percent reported and 12.3 percent operational
◦Latin America and Canada (LACA): 9.0 percent reported and 15.1 percent operational
◦Emerging Markets4: 15.2 percent reported and 16.8 percent operational

•Received U.S. Food and Drug Administration (FDA) approval for the navigation-enabled FARAWAVE™ NAV Ablation Catheter for the treatment of paroxysmal atrial fibrillation (AF) and FDA 510(k) clearance for the new FARAVIEW™ Software, which combine to provide visualization for cardiac ablation procedures with the FARAPULSE™ Pulsed Field Ablation (PFA) System.

•Announced Pharmaceuticals and Medical Device Agency (PMDA) approval in Japan for the FARAPULSE PFA System.

•Received CE mark and initiated the European launch of the ACURATE Prime™ Aortic Valve System, the company's next-generation transcatheter aortic valve replacement technology designed to treat severe aortic stenosis in patients across all surgical risk levels while also expanding the treatment range to patients with a larger anatomy.

•Received FDA approval to expand the indication for current-generation INGEVITY™+ Pacing Leads to include conduction system pacing and sensing of the left bundle branch area of the heart when connected to a single- or dual-chamber pacemaker.

•Received CE mark for the LUX-Dx II/II+™ Insertable Cardiac Monitor System for long-term monitoring of arrhythmias.

•Recently published in The Spine Journal an analysis for basivertebral nerve ablation that demonstrated the Intracept™ Intraosseous Nerve Ablation System at the five-year follow-up is a cost-effective treatment for vertebrogenic chronic low back pain compared to standard care alone (e.g., medication, physical therapy).

•Completed the acquisition of Silk Road Medical, Inc., (Nasdaq: SILK) a publicly traded medical technology company that commercialized a platform of products to prevent stroke in patients with carotid artery disease.

•Elected to the company’s board of directors David Habiger, president and chief executive officer of J.D. Power.

1. Operational net sales growth excludes the impact of foreign currency fluctuations.
2. Organic net sales growth excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales.
3. Adjusted EPS excludes the impacts of certain charges (credits) which may include amortization expense, goodwill and other intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio net losses (gains) and impairments, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), European Union Medical Device Regulation (EU MDR) implementation costs, debt extinguishment net charges, deferred tax expenses (benefits) and certain discrete tax items.
4. Periodically, we assess our list of Emerging Markets countries, and effective January 1, 2023, modified our list to include all countries except the United States, Western and Central Europe, Japan, Australia, New Zealand and Canada.

Net sales for the third quarter by business and region:

			Increase/(Decrease)
	Three Months Ended September 30,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis	Impact of Recent Acquisitions/Divestitures	Organic Basis
(in millions)	2024	2023
Endoscopy	$678	$629	7.8%	0.1%	7.9%	(0.5)%	7.4%
Urology	532	483	10.3%	0.1%	10.4%	—%	10.4%
Neuromodulation	268	229	17.0%	0.1%	17.1%	(14.4)%	2.7%
MedSurg	1,479	1,341	10.3%	0.1%	10.4%	(2.7)%	7.7%
Cardiology	2,129	1,647	29.2%	0.1%	29.3%	—%	29.3%
Peripheral Interventions	602	538	11.8%	0.1%	12.0%	(1.7)%	10.3%
Cardiovascular	2,731	2,185	25.0%	0.1%	25.1%	(0.4)%	24.6%
Net Sales	$4,209	$3,527	19.4%	0.1%	19.5%	(1.3)%	18.2%

			Increase/(Decrease)
	Three Months Ended September 30,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2024	2023
U.S.	$2,593	$2,099	23.5%	—%	23.5%
EMEA	773	671	15.2%	(1.0)%	14.3%
APAC	684	611	12.1%	0.2%	12.3%
LACA	159	146	9.0%	6.1%	15.1%
Net Sales	$4,209	$3,527	19.4%	0.1%	19.5%

Emerging Markets[4]	$684	$594	15.2%	1.5%	16.8%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Net sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of acquisitions/divestitures are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and Fourth Quarter 2024

The company estimates net sales growth for the full year 2024, versus the prior year period, to be approximately 16.5 percent on a reported basis and 15 percent on an organic basis. Full year organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $1.28 to $1.30 and estimates adjusted EPS, excluding certain charges (credits), of $2.45 to $2.47.

The company estimates net sales growth for the fourth quarter of 2024, versus the prior year period, to be in a range of approximately 16.5 to 18.5 percent on a reported basis, and 14 to 16 percent on an organic basis. Fourth quarter organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $0.41 to $0.43 and adjusted EPS, excluding certain charges (credits), of $0.64 to $0.66.

Conference Call Information
Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. ET. The company will webcast the call to interested parties through its website: investors.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical technologies that improve the health of patients around the world.  As a global medical technology leader for more than 45 years, we advance science for life by providing a broad range of high-performance solutions that address unmet patient needs and reduce the cost of health care. Our portfolio of devices and therapies helps physicians diagnose and treat complex cardiovascular, respiratory, digestive, oncological, neurological and urological diseases and conditions. Learn more at www.bostonscientific.com and connect on LinkedIn and X, formerly Twitter.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "may," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales; reported, operational and organic revenue growth rates; reported and adjusted EPS for the fourth quarter and full year 2024; our financial performance; acquisitions; clinical trials; our business plans and product performance; and new and anticipated product approvals and launches. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: economic conditions, including the impact of foreign currency fluctuations; future U.S. and global political, competitive, reimbursement and regulatory conditions; geopolitical events; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by public health emergencies or extreme weather or other climate change-related events; labor shortages and increases in labor costs; variations in outcomes of ongoing and future clinical trials and market studies; new product introductions; expected procedural volumes; the closing and integration of acquisitions; demographic trends; intellectual property; litigation; financial market conditions; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements, except as required by law. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying unrounded amounts.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Chanel Hastings	Investors:	Jonathan Monson
	508-382-0288 (office)		508-683-5450 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	chanel.hastings@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
in millions, except per share data	2024	2023	2024	2023

Net sales	$4,209	$3,527	$12,186	$10,515
Cost of products sold	1,312	1,101	3,791	3,198
Gross profit	2,897	2,426	8,395	7,317

Operating expenses:
Selling, general and administrative expenses	1,562	1,242	4,372	3,811
Research and development expenses	407	356	1,156	1,051
Royalty expense	5	11	24	35
Amortization expense	205	208	631	620
Intangible asset impairment charges	—	1	276	58
Contingent consideration net expense (benefit)	(23)	12	(4)	43
Restructuring net charges (credits)	8	15	12	51
Litigation-related net charges (credits)	—	(111)	—	(111)
	2,164	1,733	6,467	5,558
Operating income (loss)	733	693	1,928	1,759

Other income (expense):
Interest expense	(79)	(66)	(225)	(200)
Other, net	14	(18)	(7)	(78)
Income (loss) before income taxes	669	610	1,697	1,480
Income tax expense (benefit)	200	105	413	392
Net income (loss)	468	504	1,284	1,088
Preferred stock dividends	—	—	—	(23)
Net income (loss) attributable to noncontrolling interests	(0)	(0)	(4)	(0)
Net income (loss) attributable to Boston Scientific common stockholders	$469	$505	$1,288	$1,065

Net income (loss) per common share - basic	$0.32	$0.34	$0.88	$0.74
Net income (loss) per common share - diluted	$0.32	$0.34	$0.87	$0.73

Weighted-average shares outstanding
Basic	1,472.7	1,464.5	1,470.6	1,448.8
Diluted	1,487.4	1,475.0	1,484.5	1,459.1

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30, 2024
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$2,897	$2,164	$733	$(65)	$669	$468	$(0)	$469	$0.32
Non-GAAP adjustments:
Amortization expense	—	(205)	205	—	205	177	2	175	0.12
Acquisition/divestiture-related net charges (credits)	27	(116)	143	0	144	200	—	200	0.13
Restructuring and restructuring-related net charges (credits)	28	(24)	52	—	52	45	—	45	0.03
Investment portfolio net losses (gains) and impairments	—	—	—	(1)	(1)	(1)	—	(1)	(0.00)
EU MDR implementation costs	9	(4)	13	—	13	12	—	12	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	38	—	38	0.03
Adjusted	$2,962	$1,815	$1,147	$(65)	$1,082	$939	$2	$937	$0.63

	Three Months Ended September 30, 2023
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$2,426	$1,733	$693	$(83)	$610	$504	$(0)	$505	$0.34
Non-GAAP adjustments:
Amortization expense	—	(208)	208	—	208	179	2	177	0.12
Intangible asset impairment charges	—	(1)	1	—	1	0	—	0	0.00
Acquisition/divestiture-related net charges (credits)	17	(48)	66	0	66	56	—	56	0.04
Restructuring and restructuring-related net charges (credits)	20	(27)	47	—	47	41	—	41	0.03
Litigation-related net charges (credits)	—	111	(111)	—	(111)	(86)	—	(86)	(0.06)
Investment portfolio net losses (gains) and impairments	—	—	—	2	2	2	—	2	0.00
EU MDR implementation costs	11	(5)	17	—	17	14	—	14	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	23	—	23	0.02
Discrete tax items	—	—	—	—	—	0	—	0	0.00
Adjusted	$2,475	$1,555	$919	$(81)	$838	$734	$2	$732	$0.50

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Nine Months Ended September 30, 2024
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$8,395	$6,467	$1,928	$(231)	$1,697	$1,284	$—	$(4)	$1,288	$0.87
Non-GAAP adjustments:
Amortization expense	—	(631)	631	—	631	545	—	7	539	0.36
Intangible asset impairment charges	—	(276)	276	—	276	243	—	—	243	0.16
Acquisition/divestiture-related net charges (credits)	49	(207)	255	1	256	315	—	—	315	0.21
Restructuring and restructuring-related net charges (credits)	83	(65)	149	—	149	129	—	—	129	0.09
Investment portfolio net losses (gains) and impairments	—	—	—	17	17	17	—	—	17	0.01
EU MDR implementation costs	27	(12)	39	—	39	34	—	—	34	0.02
Deferred tax expenses (benefits)	—	—	—	—	—	120	—	—	120	0.08
Adjusted	$8,553	$5,275	$3,278	$(213)	$3,065	$2,685	$—	$2	$2,683	$1.81

	Nine Months Ended September 30, 2023
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share(1)
Reported	$7,317	$5,558	$1,759	$(279)	$1,480	$1,088	$(23)	$(0)	$1,065	$0.73
Non-GAAP adjustments:
Amortization expense	—	(620)	620	—	620	536	—	2	534	0.37
Intangible asset impairment charges	—	(58)	58	—	58	54	—	—	54	0.04
Acquisition/divestiture-related net charges (credits)	44	(193)	238	6	244	298	—	—	298	0.20
Restructuring and restructuring-related net charges (credits)	55	(78)	133	—	133	112	—	—	112	0.08
Litigation-related net charges (credits)	—	111	(111)	—	(111)	(86)	—	—	(86)	(0.06)
Investment portfolio net losses (gains) and impairments	—	—	—	21	21	22	—	—	22	0.02
EU MDR implementation costs	36	(17)	53	—	53	45	—	—	45	0.03
Deferred tax expenses (benefits)	—	—	—	—	—	111	—	—	111	0.08
Discrete tax items	—	—	—	—	—	26	—	—	26	0.02
Adjusted	$7,452	$4,704	$2,748	$(252)	$2,497	$2,206	$(23)	$2	$2,181	$1.50

(1)For the nine months ended September 30, 2023, the effect of assuming the conversion of Mandatory Convertible Preferred Stock, Series A (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income attributable to common stockholders. On June 1, 2023, all outstanding shares of MCPS automatically converted into shares of common stock.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
Q4 and FY 2024 GUIDANCE RECONCILIATIONS
(Unaudited)
Net Sales

	Q4 2024 Estimate
	(Low)	(High)	Full Year 2024 Estimate
Reported growth	16.5%	18.5%	~16.5%
Impact of foreign currency fluctuations	(0.5)%	(0.5)%	~0.5%
Operational growth	16.0%	18.0%	~17.0%
Impact of acquisitions/divestitures	(2.0)%	(2.0)%	~(2.0)%
Organic growth	14.0%	16.0%	~15.0%

Earnings per Share

	Q4 2024 Estimate		Full Year 2024 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.41	$0.43	$1.28	$1.30

Amortization expense	0.12	0.12	0.48	0.48
Intangible asset impairment charges	—	—	0.16	0.16
Acquisition/divestiture-related net charges (credits)	0.03	0.03	0.24	0.24
Restructuring and restructuring-related net charges (credits)	0.04	0.04	0.13	0.13
Other adjustments	0.04	0.04	0.15	0.15
Adjusted results	$0.64	$0.66	$2.45	$2.47

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share (EPS) that exclude certain charges (credits); operational net sales, which exclude the impact of foreign currency fluctuations; and organic net sales, which exclude the impact of foreign currency fluctuations as well as the impact of acquisitions and divestitures with less than a full period of comparable net sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share, we exclude certain charges (credits) from GAAP net income and GAAP net income attributable to Boston Scientific common stockholders, which include amortization expense, goodwill and other intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio net losses (gains) and impairments, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), EU MDR implementation costs, debt extinguishment net charges, deferred tax expenses (benefits) and certain discrete tax items. Amounts are presented after-tax using the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 740-270-30, “General Methodology and Use of Estimated Annual Effective Tax Rate.” Please refer to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission or Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in any Quarterly Report on Form 10-Q that we have filed or will file thereafter for an explanation of each of these adjustments and the reasons for excluding each item.

The GAAP financial measures most directly comparable to adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share are GAAP net income (loss), GAAP net income (loss) attributable to Boston Scientific common stockholders and GAAP net income (loss) per common share – diluted, respectively.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior periods. To calculate organic net sales growth rates, we also remove the impact of acquisitions and divestitures with less than a full period of comparable net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales reported on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders, adjusted net income (loss) per share, operational net sales growth rates and organic net sales growth rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.